                              SURETY EXCESS OF LOSS
                              REINSURANCE CONTRACT
                     (HEREINAFTER REFERRED TO AS "CONTRACT")

                           EFFECTIVE: JANUARY 1, 2004

                           entered into by and between

                             WESTERN SURETY COMPANY
                           UNIVERSAL SURETY OF AMERICA
                        SURETY BONDING COMPANY OF AMERICA
               (hereinafter collectively referred to as "Company")

                                       and

                          CONTINENTAL CASUALTY COMPANY
                    (hereinafter referred to as "Reinsurer")

Witnesseth:

In consideration of the mutual covenants contained herein, and upon the terms and conditions hereinafter set forth the Company and the Reinsurer hereby agree as follows:

ARTICLE 1 - SCOPE OF THE CONTRACT

This Contract is solely between the Company and the Reinsurer. Performance of respective obligations of each party under this Contract shall be rendered solely to the other party, except as specifically and expressly provided for in the Insolvency Article. The provisions of this Contract are intended solely for the benefit of the parties to and executing this Contract, and nothing in this Contract shall in any manner create, or be construed to create, any obligations to or establish any rights against any party to this Contract in favor of any third parties or other persons not parties to and executing this Contract.

ARTICLE 2 - BUSINESS COVERED

The Company shall reinsure with the Reinsurer and the Reinsurer shall accept as reinsurance from the Company the Company's net excess liability under the surety business written or renewed and surety reinsurance assumed (hereinafter referred to as Bonds) by the Company that is in force on January 1, 2004 and that is written or renewed during the term of this Contract, on behalf of Each Principal, in excess of $100,000,000.


Surety Excess of Loss
Effective: January 1, 2004

ARTICLE 3 - RETENTION OF COMPANY & LIABILITY OF THE REINSURER

The retention of the Company and the liability of the Reinsurer and all other benefits accruing to the Company, as provided in this Contract or any amendments thereof, shall apply to the parties comprising the Company as a group and not separately to each of the parties. Any payment by the Reinsurer to any of the parties comprising the Company shall discharge the Reinsurer's liability under this Contract to the extent of such payment with respect to that loss.

Reinsurance hereunder shall be on an excess of loss basis and shall apply to that portion of coverage which the Company retains net for its own account in accordance with the provisions set forth under this Contract.

The Reinsurer shall pay to the Company the amount of loss in excess of the Company's Retention as set forth in the Schedule of Reinsurance below as respects any one Principal, but the Reinsurer's liability shall not exceed the Limit of Liability of the Reinsurer for Each Principal as stated in the Schedule of Reinsurance.

                             SCHEDULE OF REINSURANCE

---------------------------------------------------------------------
Company Retention                                        $100,000,000
---------------------------------------------------------------------
Limit of Liability of the Reinsurer for Each Principal   $ 50,000,000
---------------------------------------------------------------------

Under no circumstances, howsoever arising, shall the Reinsurer be liable under this Contract for more than $50,000,000 of Net Loss, in the aggregate, inclusive of all loss, allocated expense payments, extra contractual obligations or losses in excess of original policy limits.

ARTICLE 4 - COMMENCEMENT AND TERMINATION

The Contract shall take effect on January 1, 2004 and shall remain in full force and effect through December 31, 2004, both days inclusive and provides cover for losses discovered during the term of this Contract on Bonds in force on January 1, 2004 and Bonds written, renewed or assumed during the term of this Contract all as respects business classified by the Company as Surety Business as described in Article 2 - Business Covered.

ARTICLE 5 - DEFINITIONS

"Company Retention" shall mean that amount indicated as the Company Retention in the Schedule of Reinsurance as set forth in the Retention of Company & Liability of Reinsurer


Surety Excess of Loss
Effective: January 1, 2004

Article. It is understood and agreed that any underlying reinsurance maintained by the Company on the business reinsured hereunder, shall not be deducted in determining the Company's Retention, including amounts retained by the Company or its affiliated companies under common management or common ownership.

"Each Principal" shall mean one or more firms or corporations under the same management or control, or one or more persons or entities for whom bonds were executed in reliance upon the indemnity of the same person, firm or corporation, or in reliance upon the indemnity of a related group of persons, firms or corporations.

"Net Written Premium" shall mean the Company's written premium on the business covered hereunder net of applicable returns and cancellations and net of premiums on inuring reinsurance.

"Loss(es) Discovered" shall mean that the Company shall have discovered a loss when:

a) a claim or a collection of claims on the Bond business for Each Principal exceeds $50,000,000, whether or not the Company has an incurred loss on such principal through the establishment of a reserve or payment of loss or allocated expenses; or

b) when the Company has incurred a loss of $50,000,000 or more for Each Principal through the establishment of a reserve, payment of loss or allocated expenses, assumption of a liability to prevent a default or a combination thereof.

"Net Loss" shall mean all loss and allocated expense payments made by the Company (1) in the investigation, defense, settlement, or mitigation of claims or potential claims (including the prevention of defaults) on the Bond business of Each Principal of the Company, and (2) in the recovery or attempted recovery of such loss and expense payments, less salvage and subrogation. The Company's office expenses and salaries of its employees are not allocated expenses and are not included in Net Loss. "Net Loss" shall include extra contractual obligations and losses in excess of original policy limits to the extent that any underlying excess of loss reinsurance purchased by the Company covers such obligations and losses. It is understood and agreed that any underlying reinsurance maintained by the Company on the business reinsured hereunder, shall not be deducted in determining the Company's Net Loss.

ARTICLE 6 - PREMIUM

Upon execution of this Contract by the Company and the Reinsurer, the Company shall pay the Reinsurer premium of $6,000,000, which shall be considered fully earned.


Surety Excess of Loss
Effective: January 1, 2004

ARTICLE 7 - ADDITIONAL PREMIUM

If any Net Loss is ceded to this Contract, the Company shall immediately pay the Reinsurer an additional premium of $14,000,000.

ARTICLE 8 - NOTICE OF LOSS & SETTLEMENTS

The Company shall investigate and settle or defend all claims and losses including those involving the extension of credit or the advancement of money. All payments of claims or losses by the Company within the sum or limits of its Bonds and within the amount of reinsurance set forth in Article 3 - Retention of Company and Liability of Reinsurer, shall be binding on the Reinsurer, subject to the terms of this Contract.

The Reinsurer shall pay to the Company the Reinsurer's portion of Net Loss within thirty days after receipt of the proof of loss from the Company. Any subsequent changes in the amount of Net Loss shall be reported by the Company to the Reinsurer, and the amount due either party shall be remitted within thirty days after receipt of such report.

ARTICLE 9 - CO-SURETY

It is understood and agreed by the parties to this Contract that Continental Casualty Company and any one of its affiliated insurers shall act as co-surety as respects business covered by this Contract, when so requested by the Company.

ARTICLE 10 - EXCESS OF ORIGINAL POLICY LIMITS

This Contract shall protect the Company as provided in Article 2 - Business Covered, in connection with loss in excess of the limit of the original policy, such loss in excess of the limit having been incurred because of failure by the Company to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy. The date on which any Excess of Original Policy Limit loss is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss.


Surety Excess of Loss
Effective: January 1, 2004

ARTICLE 11 - EXTRA CONTRACTUAL OBLIGATIONS

This Contract shall protect the Company as provided in Article 2 - Business Covered, where the loss includes any extra contractual obligations.

The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of this Contract and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation loss is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss.

However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any loss covered hereunder.

ARTICLE 12 - SALVAGE & SUBROGATION

The Reinsurer shall be subrogated to the rights of the Company to the extent of its loss payments to the Company. The Company agrees to enforce its rights of salvage and subrogation by taking whatever action is necessary to recover its loss from an obligee, principal, indemnitor, or any other party who caused or contributed to its loss or part thereof, or to assign those rights to the Reinsurer, unless enforcement is waived by the mutual consent of the Company and the Reinsurer. Recoveries shall be distributed to the parties in an order inverse to that in their liabilities accrued.

ARTICLE 13 - OFFSET

The Company or the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract or under the Surety Quota Share Treaty between certain of the parties hereto. The party asserting the right of offset may exercise such right at any time whether the balances due are on account of premiums or losses. In the instance of insolvency of one or more of the reinsured Companies, applicable state law will apply.


Surety Excess of Loss
Effective: January 1, 2004

ARTICLE 14 - CURRENCY

Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE 15 - ACCESS TO RECORDS

The Company shall allow the Reinsurer to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Contract, including but not limited to Company files concerning premium, underwriting, claims, losses or legal proceedings which involve or may involve the Reinsurer and the Reinsurer may make copies of any records pertaining thereto. This right of inspection, audit and information shall survive termination of this Contract and shall run to the natural expiry of all liabilities under the Bonds reinsured.

ARTICLE 16 - ERRORS AND OMISSIONS

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission, or error had not been made, provided such omission or error is rectified as soon as possible after discovery.

ARTICLE 17 - TAXES

The Reinsurer shall maintain the required reserves as to the Reinsurer's portion of claims and losses. The Company shall be liable for all premium taxes on business covered hereunder. If the Reinsurer is obligated to pay any premium taxes on this business, the Company shall reimburse the Reinsurer, however, the Company shall not be required to pay taxes twice of the same premium.

ARTICLE 18 - INSOLVENCY

This reinsurance shall be payable by the Reinsurer on the basis of the liability of the reinsured Company(ies) under Bonds reinsured hereunder without diminution, because of the insolvency of one or more than one of the Companies, to the Company(ies) or its liquidator, receiver, or statutory successor.

In the event of insolvency of one or more than one of the Companies, the liquidator or receiver or statutory successor of the Company(ies) shall give written notice to the Reinsurer of the


Surety Excess of Loss
Effective: January 1, 2004
pendency of a claim filed against the Company(ies) on the Bond or Bonds reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may doom available to the Company(ies) or its liquidator or receiver or statutory successor. The expenses thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company(ies) as part of the expense of liquidation to the extent of a proportionate share of the benefits which may accrue to the Company(ies) solely as a result of the defense so undertaken by the Reinsurer.

Should one or more than one of the Companies go into liquidation or should a receiver be appointed, the Reinsurer shall be entitled to deduct from any sums which may be or may become due to the Company(ies) any sums which are due to the Reinsurer by the Company(ies) and which are payable at a fixed or stated date under this Contract or under the Surety Quota Share Treaty or the Aggregate Stop Loss Reinsurance Contract between certain of the parties hereto to the full extent permitted by the laws of the insolvent party's state of domicile.

It is further understood and agreed that, in the event of the insolvency of one or more than one of the Companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company(ies) or to its liquidator, receiver or statutory successor, except a) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company(ies) or b) where the Reinsurer with the consent of the direct insured or insureds has assumed such Bond obligations of the Company(ies) as direct obligations of the Reinsurer to the payees under such Bonds and in substitution for the obligations of the Company(ies) to such payees.

In no event shall anyone other than the parties to this Contract or, in the event of one or more than one of the Company's insolvency, its liquidator receiver, or statutory successor, have any rights under this Contract.

ARTICLE 19 - AMENDMENTS

This Contract may be altered or amended in any of its terms and conditions by mutual written consent of the Company and the Reinsurer. Such written mutual consent will then constitute a part of this Contract.

ARTICLE 20 -ARBITRATION

As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified mail, return receipt requested.


Surety Excess of Loss
Effective: January 1, 2004

One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified mail of its intention to do so, may appoint the second arbitrator.

If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the federal district court having jurisdiction over the geographical area in which the arbitration is to take place, or if the federal court declines to act, the state court having general jurisdiction in such area.

All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's London.

Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Arbitration shall take place in Sioux Falls, South Dakota, or a location mutually agreed to by the panel. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of South Dakota. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law, The panel is prohibited from awarding punitive, exemplary or treble damages, of whatever nature, in connection with any arbitration proceeding concerning this Contact.

ARTICLE 21 - CHOICE OF LAW

This Contract, including all matters relating to formation, validity and performance thereof, shall be interpreted in accordance with the law of the State of South Dakota.


Surety Excess of Loss
Effective: January 1, 2004

ARTICLE 22 - AGENCY

For purposes of sending and receiving notices and payments required by this Contract, the reinsured Company that is set forth first in the Title section to this Contract will be deemed the agent for all other reinsured companies referenced in the Title of this Contract. In no event however, will any reinsured Company be deemed the agent of the other with respect to the terms of the Insolvency Article.

ARTICLE 23 - ENTIRE CONTRACT

This Contract, and that certain Services and Indemnity Agreement between the parties dated January 1, 2004, represent the entire agreement and understanding among the parties. No other oral or written agreements or contracts relating to the risks reinsured hereunder currently exist and/or are contemplated between the parties.

ARTICLE 24 - FUNDING OF RESERVES

(This Article is only applicable if the Reinsurer cannot qualify for credit by each governmental authority having jurisdiction over the Company's reserves.)

As regards Policies issued by the Company coming within the scope of this Contract, the Company agrees that, when it files with the Insurance Department or sets up on its books reserves for losses (including Loss and Loss Expense paid by the Company but not recovered from the Reinsurer, Loss and Loss Expense reported and outstanding, and an allowance for Incurred But Not Reported Losses and Loss Expenses as determined by the Company) covered hereunder and/or unearned premium, which it is required by law to set up, it shall forward to the Reinsurer a statement showing the proportion of such reserves applicable to it. The Reinsurer hereby agrees that it shall apply for and secure delivery to the Company of a clean, irrevocable, unconditional Letter of Credit, dated on or before December 31 of the year in which the request is made, issued by a member of the Federal Reserve System or any bank approved for use by the NAIC Securities Valuation Office, and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurer's proportion of reserves as shown in the statement prepared by the Company.

The Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days prior to any expiration date the issuing bank notifies the Company by registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period. An issuing bank, not a member of the Federal Reserve System or not chartered in the state of domicile of the Company, shall provide 60 days notice to the Company prior to any expiration in the event of nonextension.


Surety Excess of Loss
Effective: January 1, 2004

Notwithstanding any other provisions of this Contract, the Company or its court-appointed successor in interest may draw upon such credit at any time without diminution because of the insolvency of the Company or of any Reinsurer for one or more of the following purposes only:

A. To reimburse the Company for the Reinsurer's share of unearned premium on Policies reinsured hereunder on account of cancellations of such policies.

B. To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any Loss reinsured by this Contract, which has not been otherwise paid.

C. To make refund of any sum in excess of the actual amount required to pay the Reinsurer's share of any liability reinsured by this Contract.

D. In the event of nonextension of Letters of Credit as provided for above, to establish deposits of the Reinsurer's share of reserves for losses and/or unearned premium under this Contract.

E.   To pay any other amounts the Company claims are due under this Contract.

The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

At annual intervals, or more frequently as agreed but never more frequently than semi-annually, the Company shall prepare, for the sole purpose of amending the Letter of Credit, a specific statement of the Reinsurer's share of loss and/or unearned premium reserves. If the statement shows that the Reinsurer's share of such reserves exceeds the balance of credit as of the statement date, then the Reinsurer shall, within 30 days after receipt of notice of such excess, secure delivery to the Company of an amendment of such difference. If, however, the statement shows that the Reinsurer's share of such reserves is less than the balance of credit as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit, reducing the amount of credit available by the amount of such excess credit.

The Reinsurer shall be responsible for any and all costs, fees and charges as respects establishing and maintaining a Letter of Credit under the provisions of this Article.


Surety Excess of Loss
Effective: January 1, 2004

ARTICLE 25 - SERVICE OF SUIT

(This Article applies only if the Reinsurer is domiciled outside the United States of America and/or unauthorized in any state, territory, or district of the United States of America that has jurisdiction over the Company and in which a subject suit has been instituted. This Article is not intended to conflict with or override the parties' obligation to arbitrate their disputes in accordance with the Arbitration Article.)

In the event of the failure of any Reinsurer hereon to pay any amount claimed to be due hereunder, such Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States and shall comply with all requirements necessary to give that court jurisdiction. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process in such suit may be made upon Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829. In any suit instituted against it upon this Contract, the Reinsurer shall abide by the final decision of such court or of any appellate court in the event of any appeal.

The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of Company to give a written undertaking to the Company that they shall enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or the successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder, arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE 26 - SEVERABILITY

If any law or regulation of any Federal, State, or Local Government of the United States of America, or the ruling of officials having supervision over insurance companies, should render illegal this Contract, or any portion thereof, as to risks or properties located in the jurisdiction of such authority, either the Company or the Reinsurer may upon written notice to the other suspend, abrogate, or amend this Contract insofar as it relates to risks or properties located within such jurisdiction to such extent as may be necessary to comply with such law, regulations, or ruling.


Surety Excess of Loss
Effective: January 1, 2004

Such illegality, suspension, abrogation, or amendment of a portion of this Contract shall in no way affect any other portion thereof.

ARTICLE 27 - HONORABLE UNDERTAKING

The purposes of this Contract are not to be defeated by narrow or technical legal interpretations of its provisions. The Contract shall be construed as an honorable undertaking and should be interpreted for the purpose of giving effect to the real intentions of the parties hereto.

ARTICLE 28- NOTICES

Any notice relating to this Contract shall be in writing and shall be sufficiently given if delivered by certified mail to the Reinsurer at the following address:

     Continental Casualty Company
     CNA Plaza
     Attn.: Chief Financial Officer
            Chicago, IL 60685

and to the Company at the following address:

     Western Surety Company
     Attn.: Chief Executive Officer
     Sioux Falls, South Dakota 57117-5077

ARTICLE 29 - SPECIAL PROVISION

At any time subsequent to the inception of this Contract:

A. should the ownership, control or management of the Company or the Reinsurer be altered or changed, in whole or in part, in such a way that receipt or payment of funds or any other contemplated transaction under this Contract would be prohibited by United States of America statute, regulation and/or other applicable law, or

B. should the Company or the Reinsurer become subject to restrictions imposed by the United States government, so that receipt or payment of funds or any other contemplated transaction under this Contract would be prohibited by United States of America statute, regulation and/or other applicable law, the Company or the Reinsurer must immediately notify the other party of same in writing via certified, registered, or internationally recognized overnight courier service, and the obligation to pay or receive funds or otherwise perform under this Contract shall be suspended until such time


Surety Excess of Loss
Effective: January 1, 2004
as the Company or the Reinsurer are authorized by applicable law, regulation, or license to perform under this Contract.

ARTICLE 30 - CONFIDENTIALITY

The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement, execution, or performance of this Contract (hereinafter called the "Confidential Information") are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show: (i) is publicly known or has become publicly known through no unauthorized act of the Reinsurer,
(ii) has been rightfully received from a third person without obligation of confidentiality, or (iii) was known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

The Reinsurer agrees not to disclose any Confidential Information; however, this provision shall not apply to disclosures made by the Reinsurer, in the ordinary course of business, to its retrocessionaires, auditors, accountants, or regulatory agencies, arbitration panels or courts of law.

IN WITNESS WHEREOF the parties acknowledge that no intermediary is involved in or brought about this transaction, and the parties hereto, by their authorized representatives, have executed this Contract:

on this       day of            2004

WESTERN SURETY COMPANY

By:
    ------------------------------------

Title:
       ---------------------------------

Attested by:
             ---------------------------


Surety Excess of Loss
Effective: January 1, 2004
and on this       day of            2004

UNIVERSAL SURETY OF AMERICA

By:
    ------------------------------------

Title:
       ---------------------------------

Attested by:
             ---------------------------

and on this       day of            2004

SURETY BONDING COMPANY OF AMERICA

By:
    ------------------------------------

Title:
       ---------------------------------

Attested by:
             ---------------------------

and on this       day of            2004

CONTINENTAL CASUALTY COMPANY

By:
    ------------------------------------

Title:
       ---------------------------------

Attested by:
             ---------------------------


Surety Excess of Loss
Effective: January 1, 2004
Page 14 of 14